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                                   Exhibit 12


                 COMPUTATION OF RATIO OF INCOME TO FIXED CHARGES

      The computation of the ratio of income to fixed charges is set forth in
Note 9 of Notes to Consolidated Financial Statements on page 37 of the Form
10-Q.

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